Exhibit  2.2

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document
Name Christopher J. Kawa, Paralegal Honigman Miller Schwartz and Cohn LLP
Address 2290 First National Building	EFFECTIVE DATE: Expiration date for new assumed names: December 31, Expiration date for transferred assumed names appear in Item 6
City State Zip Code Detroit MI 48226

      Document will be returned to the name and address you enter above.

            If left blank document will be mailed to the registered office.

CERTIFICATE OF MERGER

Cross Entity Merger for use by Profit Corporations, Limited Liability Companies

and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies)and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1.  The Plan of Merger (Consolidation) is as follows:

a.

The name of each constituent entity and its identification number is:

LAH Merger Corp.

54146D

Med-i-Bank, Inc.

342468

b.

The name of the surviving (new) entity and its identification number is:

Med-i-Bank, Inc.

342468

Corporations and Limited Liability Companies provide the street address of the survivor’s principal place of business:

1601 Trapelo Road, Suite 249, Waltham, MA 02451

2.

(Complete only if an effective date is desired other than the date of filing.  The date must be no more than 90 days after the receipt of this document in this office.)

The merger (consolidation) shall be effective on the _____ day of ________________, ___________.

3.  Complete for Profit Corporations only

For each constituent stock corporation, state:

Designation and number

  Indicate class

  Indicate class

of outstanding shares

or series of shares

or series entitled

Name of corporation

in each class or series

  entitled to vote

to vote as a class

Med-i-Bank, Inc.

Class A Common,

Common

N/A

$0.01 Par Value

_______ Shares

Series B Convertible Preferred,

Series B

Series B

$100 Par Value

______ Shares

Series C Participating Preferred,

Series C

Series C

$100 Par Value

______ Shares

Series D Participating Preferred,

Series D

Series D

$100 Par Value

______ Shares

LAH Merger Corp.

Common,

Common

N/A

$.001 Par Value

________ Shares

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:  Not applicable.

Merger Agreement and Plan of Reorganization shall be defined as: Merger Agreement and Plan of Reorganization dated as of May __, 2005 (the “Agreement”) by and among Metavante Corporation, a Wisconsin corporation (“Parent”), LAH Merger Corp., a Michigan corporation and wholly owned subsidiary of Parent (“Merger Sub”) and Med-i-Bank, Inc., a Michigan corporation (the “Company”).

The manner and basis of converting shares are as follows:

When this Certificate of Merger is filed with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement and Plan of Reorganization, Merger Sub shall merge into the Company (the “Surviving Company”).

At the Effective Time, by virtue of the merger and without any action on the part of any person:

a.

Treasury Shares.  At the Effective Time, by virtue of the Merger (as defined in the Agreement) and without any action on the part of any Person (as defined in the Agreement), each share of capital stock of the Company then held in the treasury of the Company or owned by the Company shall be canceled and retired and shall cease to exist without payment of any consideration therefor.

b.

Conversion of Series D Preferred Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series D Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration (as defined in the Agreement) equal to the sum of (i) the Series D Preference (as defined in the Agreement) plus (ii) the MBI Preferred Stock Value (as defined in the Agreement), and no accrued dividend, liquidation preference payment (including any Series D Liquidation Payment (as defined in the Company’s Articles of Incorporation)) or other payment shall be payable with respect to any Series D Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

c.

Conversion of Series C Preferred Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series C Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the sum of (i) the Series C Preference (as defined in the Agreement) plus (ii) the MBI Preferred Stock Value, and no accrued dividend, liquidation preference payment (including any Series C Liquidation Payment (as defined in the Company’s Articles of Incorporation)) or other payment shall be payable with respect to any Series C Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

d.

Conversion of Series B Preferred Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series B Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the sum of (i) the Series B Preference(as defined in the Agreement) plus (ii) the MBI Preferred Stock Value, and no accrued dividend, liquidation preference payment (including any Series B Liquidation Payment (as defined in the Company’s Articles of Incorporation)) or other payment shall be payable with respect to any Series B Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

e.

Conversion of Company Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Company Common Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the MBI Common Stock Value (as defined in the Agreement), and no accrued dividend, liquidation preference payment or other payment shall be payable with respect to any Company Common Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

f.

Cancellation of Options.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding Option shall immediately be terminated and canceled, and the holder of each issued and outstanding Option shall have the right to receive an amount of the Net Merger Consideration for each share of Company Common Stock subject to such Option equal to the MBI Common Stock Value, less the exercise price set forth in such Option for each share, and no accrued dividend, liquidation preference payment or other payment shall be payable with respect to any Option, the foregoing amount of the Net Merger Consideration being paid in lieu thereof; provided, however, that the Parent shall cause to be retained out of such amount and paid to the Company the required withholding taxes in cash, if any in connection with the exercise of such Option.  The Company agrees to take all actions necessary, including, without limitation, the giving of appropriate notices to holders of Options, so that at or before the Effective Time, each Option shall have been terminated or shall represent the right to receive solely the consideration set forth herein.

g.

Common Stock of Merger Sub.  Each share of the common stock of Merger Sub issued and outstanding shall be converted into and exchanged for one (1) validly issued, fully paid, and nonassessable share of common stock of the Surviving Company.  Each certificate of Merger Sub evidencing ownership of any common stock of Merger Sub shall evidence, from and after the Effective Time, ownership of such shares of the Surviving Company.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows: See attached Restated Articles of Incorporation.

The Merger Agreement will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

(Complete either Section a or b for each corporation.)

a)

The Plan of Merger was approved by the majority consent of the incorporators of _____________________________________________________________________________________, a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

b)  The plan of merger was approved by:

☐

the Board of Directors of _______________________________________, the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.

☒

the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Sections 701 and 703a of the Act:

Med-i-Bank, Inc.

LAH Merger Corp.

By _______________________________

By _________________________________

      (Signature of Authorized Officer or Agent),

(Signature of Authorized Officer or Agent)

    ________________________________

      _________________________________

              (Type or print name),

 (Type or print name),

                      Med-i-Bank, Inc.

                          LAH Merger Corp.                     _

              (Name of Corporation),

 (Name of Corporation),

Name of Person or Organization Remitting Fees:

Preparer’s Name and Business Telephone Number:

       Honigman Miller Schwartz and Cohn LLP

            Christopher J. Kawa            .

              (313)  465-7210                .

RESTATED ARTICLES OF INCORPORATION

Pursuant to the provisions of Act 284, Public Acts of 1972:

1.

The present name of the corporation is:  Med-i-Bank, Inc.

2.

The identification number assigned by the Bureau is:

342468

3.

All former names of the corporation are:

N/A

4.

The date of filing of the original Articles of Incorporation was: October 30, 1995

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: Med-i-Bank, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

1.

Common Shares

         10,000 with a par value of $.001 per share                                       _

Preferred Shares

            -0-                                                                                                    _

2.

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.

The address of the registered office is:

30600 Telegraph Road, Suite 2345,         Bingham Farms,                  Michigan            48025

(Street Address)                                                                                (City)                                                                          (Zip Code)

2.

The mailing address of the registered office, if different than above:

(Street Address or P.O. Box)                                                            (City)                                                                          (Zip Code)

3.

The name of the resident agent at the registered office is: The Corporation Company

ARTICLE V

INDEMNIFICATION

Section 2.

Actions, Suits and Proceedings Other than by or in the Right of the Corporation.  The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another Corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such person being referred to hereafter as an “Indenmitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article 5, the Corporation shall not indemnify an Indemnitee (i) seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board, (ii) to the extent an Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement, (iii) to the extent that an Indemnitee received any financial benefit to which he or she is not entitled, (iv) for action, suit or proceeding arising from any infliction of intentional harm by an Indemnitee on the Corporation or the shareholders of the Corporation, (v) for action, suit or proceedings arising from a violation of Section 551 of the Michigan Business Corporation Act, or (vi) for action, suit or proceeding arising from an intentional criminal act by an Indemnitee.

Section 3.

Actions or Suits by or in the Right of the Corporation.  The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another Corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the such court shall deem proper.

Section 4.

Indemnification for Expenses of Successful Party.  Notwithstanding the other provisions of this Article 5, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article 5, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to the Indemnitee, (b) an adjudication that the Indemnitee was liable to the Corporation, (c) a plea of guilty or nolo contendere by the Indemnitee, (d) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (e) with respect to any criminal proceeding, an adjudication that the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Section 5.

Notification and Defense of Claim.  As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate herein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (a) the employment of counsel by the Indemnitee has been authorized by the Corporation, (b) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (b) above.

Section 6.

Advance of Expenses.  Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article 5 of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article 5, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt• of any undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article 5. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

Section 7.

Procedure for Indemnification.  In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 2, 3 or 5 of this Article 5, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Sections 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instances by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes and series entitled to vote for directors, voting as a single class, which quorum shall consist of shareholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

Section 8.

Remedies.  The right to indemnification or advances as granted by this Article 5 shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article 5 shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indenmitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 9.

Subsequent Amendment.  No amendment, termination or repeal of this Article 5 shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 10.

Other Rights.  The indemnification and advancement of expenses provided by this Article 5 shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article 5 shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article 5. In addition, the Corporation may, to the extent authorized from time to time by its Board, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article 5.

Section 11.

Partial Indemnification.  If an Indemnitee is entitled under any provision of this Article 5 to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 12.

Insurance.  The Corporation may purchase and maintain insurance, at its expenses, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such.

Section 13.

Merger or Consolidation.  If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article 5 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

Section 14.

Savings Clause.  If this Article 5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify such Indemnitee as to any expenses (including attorneys’ fees), judgments, fine and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 5 that shall not have been invalidated and to the fullest extent permitted by applicable law.